EXHIBIT 23(a)

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-8 (Nos. 33-37175, 33-44541 and 33-44542) of Santa Fe Energy Resources, Inc. of our report dated March 10, 1995 appearing on page 32 of this Form 10-K.

PRICE WATERHOUSE LLP
Houston, Texas
March 14, 1995